EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of New York Global Innovations Inc., a Delaware corporation (the “Company”) on Form 10-K for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the Report”), each of the undersigned officers does hereby certify, that to the best of to such officer’s knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2015	/s/ Gadi Peleg
By: Gadi Peleg, Chairman (Principal Executive Officer)
Date: April 14, 2015	/s/ Chanan Morris
By: Chanan Morris, Chief Financial Officer